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                                                                    Exhibit 1.01
Execution Copy

                         FEDERAL REALTY INVESTMENT TRUST

                                 Debt Securities

                                 ---------------

                             Underwriting Agreement

                                                          November 14, 2002

MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
COMMERZBANK CAPITAL MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
BMO NESBITT BURNS CORP.
FLEET SECURITIES, INC.
HVB CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC
PNC CAPITAL MARKETS, INC.
     c/o Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
     4 World Financial Center
     New York, New York 10080

Ladies and Gentlemen:

         From time to time Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes to enter into one or more Pricing Agreements (each a "Pricing Agreement") in substantially the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "Underwriters" with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the "Securities") specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "Designated Securities").

         The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the indenture (the "Indenture") identified in such Pricing Agreement.

         1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the

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Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the "Representatives"). The term "Representatives" also refers to a single firm acting as sole representative of the Underwriters and to Underwriters who act without any firm being designated as their representative. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telecopied communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

         2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-3 (File No. 333-63619) in respect of the Securities has been filed with the Securities and Exchange Commission (the "Commission"); the Registration Statement (as defined below) and any post-effective amendments thereto, each in the form heretofore delivered or made available to the Representatives, excluding exhibits to such Registration Statement, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; and including the registration statement increasing the size of the offering (the "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing; no other documents with respect to the Registration Statement have heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Registration Statement, any post-effective amendments thereto or the Rule 462(b) Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the




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         documents incorporated by reference in the prospectus contained in the
         Registration Statement at the time such part of the registration statement became effective but excluding Form T-1, each as amended at the time such part of the Registration Statement became effective or such part of the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the applicable Designated Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
         Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing; all references herein to information which is "contained" or "included" in the Registration Statement, any Preliminary Prospectus, any Prospectus, any Prospectus as amended or supplemented or any Rule 434 Prospectus (and all references of like import) shall be deemed to mean and include all such information which is incorporated or deemed to be incorporated by reference therein; and if the Company elects to rely on Rule 434 under the Act, any reference to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the abbreviated term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus");

            (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may

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         be, will conform in all material respects to the requirements of the
         Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

            (c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto, and do not and will not, as of such effective date or filing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities;

            (d) The Company has been duly organized and is validly existing and in good standing as a real estate investment trust under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company has interests in a number of entities (collectively, the "Entities"), identified on Annex III, which have been duly organized and are validly existing as corporations, partnerships, limited liability corporations or joint ventures, as the case may be, in good standing under the laws of the jurisdiction of their organization (except for joint ventures, which have no good standing certificate requirements), with full power and authority to own, lease and operate their properties and conduct their business as described in the Prospectus; except as otherwise denoted in Annex III hereto, all of the equity interests in the Entities are owned by the Company free and clear of all pledges, liens, encumbrances, claims, security interests and defects; all of the issued and outstanding stock of each Entity that is a corporation has been duly authorized and validly issued and is fully paid and non-assessable; no options, warrants or other rights to convert any obligations into partnership or other ownership interests in the Entities are outstanding; and the Company and the Entities are duly qualified to transact business in all jurisdictions in which the Company and the Entities are transacting business and in which the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or




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         otherwise, or on the earnings or business affairs of the Company and the Entities considered as one enterprise;

            (e) Neither the Company nor any of the Entities has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the date as of which information is given in the Prospectus, there has not been any change in the authorized, issued and outstanding capital shares of the Company (except for subsequent issuances, if any, of Common Shares pursuant to (x) the Company's Dividend Reinvestment and Share Purchase Plan as in effect on the date of the applicable Pricing Agreement, (y) any of the Company's employee or trustee benefits plans, including upon exercise of share options granted pursuant thereto, as such plans are in effect on the date of the applicable Pricing Agreement or (z) the exercise of contractual rights existing on the date of the applicable Pricing Agreement by the current and former holders of partnership or other interests in certain of the "DownREIT" and other Entities listed in Annex III hereto which may result in the issuance of Common Shares of the Company) or any increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Entities taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

            (f) The Company has an authorized capitalization as set forth in the Prospectus, all of the issued capital shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and none of the outstanding capital shares of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company;

            (g) The Securities have been duly and validly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, at the Time of Delivery for such Designated Securities (as defined in Section 4 hereof), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in




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         the Prospectus as amended or supplemented with respect to such
         Designated Securities;

            (h) The issue and sale of the Designated Securities and the compliance by the Company with all of the provisions of the Designated Securities, this Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Entities is a party or by which the Company or any of the Entities is bound or to which any of the property or assets of the Company or any of the Entities is subject, nor will such action result in any violation of the provisions of the Declaration of Trust or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Entities or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or any Pricing Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery (as defined in Section 4 hereof), obtained under the Act and the Trust Indenture Act and except for any listing of the Designated Securities on the New York Stock Exchange, Inc. ("NYSE") or other stock exchanges and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

            (i) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Entities is a party or of which any property of the Company or any of the Entities is the subject which, if determined adversely to the Company or any of the Entities, would individually or in the aggregate have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and the Entities; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (j) The consolidated financial statements of the Company and the Entities, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations of the Company and the Entities at the indicated dates and for the indicated periods. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data contained in the Prospectus present fairly the information

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         shown therein and have been compiled on a basis consistent with the consolidated financial statements incorporated by reference therein;

            (k) The Company and the Entities have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to in the Prospectus as owned or leased by the Company or any of the Entities, in each case free and clear of all pledges, liens, encumbrances, claims, security interests and defects, other than those referred to in the Prospectus or which are not material in amount;

            (l) The Company and the Entities have filed all federal, state, local and foreign income tax returns which have been required to be filed, or appropriate extensions for such filings have been obtained as required by law, and all federal, state, local and foreign taxes of the Company and the Entities have been paid except such taxes as are not yet due or are being contested in good faith;

            (m) The Company and each of the Entities hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and neither the Company nor any of the Entities has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company;

            (n) To our knowledge, Arthur Andersen LLP, which audited the consolidated balance sheets of the Company and subsidiaries as of December 31, 2000, and 2001 and the related consolidated statements of operations, common shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 2001, filed with the Commission as part of, or incorporated by reference in, the Registration Statement and Prospectus, was, at all times until its replacement as the Company's auditor in June 2002, an independent public accountant as required by the Act and the rules and regulations of the Commission promulgated thereunder;

            (o) The conditions for use of registration statements on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transaction contemplated herein;

            (p) Although the Company is aware of the presence of hazardous substances, hazardous materials, toxic substances or waste materials ("Hazardous Materials") on certain of its properties, nothing has come to the attention of the Company which, at this time, would lead the Company to believe that the presence of such Hazardous Materials, when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or the Entities, the Company represents that, as of the date of this Agreement, it has no knowledge of any material failure by the Company or the Entities to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the




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         generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials; and

            (q) With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements; and the Company is neither an "investment company" nor a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

         4. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least 48 hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of federal or other immediately available funds to an account at a bank located in one of the 48 contiguous states of the United States of America (which account shall be designated by the Company upon at least 48 hours' prior notice to the Representatives), all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery" for such Securities.

         5. The Company agrees with each of the Underwriters of any Designated
Securities:

            (a) If the Company does not elect to rely on Rule 434 under the Act, immediately following execution and delivery of the applicable Pricing Agreement, to prepare the Prospectus as amended and supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus as amended or supplemented pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b), or if the Company elects to rely on Rule 434 under the Act, immediately following execution and delivery of the applicable Pricing Agreement, to prepare an abbreviated term sheet relating to the Designated Securities in a form approved by the Representatives that complies with the requirements of Rule 434 under the Act and to file such form of Rule 434




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         Prospectus complying with Rule 434(c)(2) of the Act pursuant to Rule
         424(b) under the Act not later than the Commission's close of business on the business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be reasonably disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prospectus as amended or supplemented, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus as amended or supplemented or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus as amended or supplemented relating to the Designated Securities or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) Promptly to furnish to the Underwriters in New York City with copies of the Prospectus, as amended or supplemented, in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to

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         make the statements therein, in the light of the circumstances under which they were made when such Prospectus as amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company Rule 158);

            (e) During the period beginning on and including the date of the Pricing Agreement for such Designated Securities and continuing through and including the earlier of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives and (ii) the Time of Delivery for such Designated Securities, but in no event later than 90 days from the date of the Pricing Agreement, not to offer, sell, contract to sell or otherwise issue any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

            (f) To use the net proceeds received by it from the sale of the Designated Securities in the manner specified in the Prospectus under the caption "Use of Proceeds"; and

            (g) To qualify as a "real estate investment trust" under the Code, and to use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust."

         6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto (including each abbreviated term sheet delivered by the Company pursuant to Rule 434 under the Act) and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters, this Agreement, any Pricing Agreement, any Indenture, any blue sky and legal investment surveys and any other documents in

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connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in, or incorporated by reference from this Agreement into, the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and to the following additional conditions:

            (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been or shall be filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives' reasonable satisfaction;

            (b) Sidley Austin Brown & Wood LLP, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the organization of the Company, the validity of the Indenture, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters (in rendering such opinion, Sidley Austin Brown & Wood LLP may rely, as to all matters arising under or governed by the laws of the State of Maryland, on the opinion of Shaw Pittman LLP);

            (c) Shaw Pittman LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery for such Designated Securities, in substantially the form and substance attached hereto as Schedule A.

            (d) In addition to the above opinion, the Representatives shall have received the opinion or opinions of Shaw Pittman LLP, Tax Counsel to the Company, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives, to the effect that (1) the Company qualified as a real estate investment trust ("REIT") under the Code for its taxable years ending through December 31, 2001, (2) the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and its current method of operation will enable it to meet the requirements for qualification as a REIT for the current taxable year and for future taxable years; and (3) the discussion in (x) the Prospectus Supplement dated November 14, 2002 under the caption "Certain Federal Income Tax Considerations," and (y) the Company's Current Report on Form 8-K filed with the Commission on November 13, 2002 (hereafter, the "Company's Form 8-K") under the caption "Federal Income Tax Consequences" which is incorporated by reference into the Prospectus Supplement, to the extent that they discuss matters of law or legal conclusions or purport to describe certain provisions of the federal tax laws, are correct summaries of the matters discussed therein;

            (e) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities, Grant Thornton LLP, the independent accountants of the Company, shall have furnished to the Underwriters a "comfort letter" in form and substance satisfactory to the Representatives;

            (f) On the date of the Pricing Agreement for such Designated Securities and at the Time of Delivery for such Designated Securities the Chief Executive Officer or Chief Operating Officer and the Chief Financial Officer shall have furnished to the Representatives a certificate substantially in the form of Annex II hereto;

            (g) At the Time of Delivery for such Designated Securities, the Designated Securities shall be rated at least Baa2 by Moody's Investor's Service Inc. and BBB by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and the Company shall have delivered to the Representatives a letter dated the Time of Delivery, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Designated Securities have such ratings;

            (h) (i) Neither the Company nor any of the Entities shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any change in the authorized, issued and outstanding capital stock of the Company or increase in long-term debt of the Company or any of the Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Entities, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

            (i) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred shares by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred shares;

            (j) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a material suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE; (iii) a general moratorium on commercial banking activities in New York declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

            (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of Prospectuses as amended or supplemented; and

            (l) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company dated such Time of Delivery as to the accuracy of the representations and warranties of the Company herein at and as of the date of such certificate, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the date of such certificate, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request.

            8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Securities. Notwithstanding the foregoing, the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter to the extent that any such losses, claims, damages or liabilities result from the fact that such Underwriter sold Designated Securities to any person as to whom it shall be established that a copy of the Prospectus as then amended or supplemented (excluding documents incorporated therein by reference) was not delivered or sent to such person within the time required by the Act and the rules and regulations of the Commission thereunder and such losses, claims, damages or liabilities of such Underwriter result from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus which was identified to such Underwriter and was corrected in the Prospectus (excluding documents incorporated by reference), provided that the Company has complied with Section 5(c) hereof.

            (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto (including the information deemed to be a part of the Registration Statement pursuant to Rule 434 under the Act, if applicable), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
         (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (unless separate counsel is required due to conflict of interest) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromises or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact contained in any Registration Statement, the Prospectus or any amendment or supplement thereto relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

            (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company and to each person, if any, who controls the Company within the meaning of the Act.

            9. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase at the Time of Delivery under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

            (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Designated Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase at the Time of Delivery under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Designated Securities to be purchased at the Time of Delivery, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then, in the case of a failure to purchase Designated Securities at the Time of Delivery, the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or trustee or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If any Pricing Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Section 6 and Section 8 hereof. If this Agreement shall be terminated as a result of any of the conditions set forth in Section 7 hereof (other than Section 7(j)(i), (iii) or (iv)) not being satisfied the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Section 6 and
Section 8 hereof.

         12. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Representatives as set forth in the applicable Pricing Agreement; and if to the Company shall be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Legal Department; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall also be delivered or sent by mail, overnight courier, hand delivery or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex or facsimile transmission constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Section 8 and Section 10 hereof, the officers and trustees of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing, Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of each Pricing Agreement. As used herein, "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding, please sign and return this Agreement to us.

                                            Very truly yours,

                                            FEDERAL REALTY INVESTMENT TRUST

                                            By:
                                                -----------------------------
                                                Name:
                                                Title:

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
COMMERZBANK CAPITAL MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
BMO NESBITT BURNS CORP.
FLEET SECURITIES, INC.
HVB CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC
PNC CAPITAL MARKETS, INC.

By:   Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

By:
    -----------------------------------
    Name:
    Title:

                                                                   SCHEDULE A

            (i) The Company is a real estate investment trust validly existing and in good standing (as of the date of the applicable good standing certificate referred to in such opinion) under the laws of the State of Maryland and has the trust power and trust authority under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"), its Declaration of Trust and its Bylaws to own its current properties and to conduct its business as described in the Prospectus as amended and supplemented in relation to the Designated Securities. The Company is registered, qualified or authorized to transact business as a foreign entity in the respective states specified in such opinion as of the respective dates listed therein;

            (ii) Street Retail, Inc., a Maryland corporation ("SRI"), is validly existing and in good standing (as of the date of the applicable good standing certificate specified in such opinion) under the laws of the State of Maryland and has the corporate power and corporate authority under the Maryland General Corporation Law, the SRI Articles and the SRI Bylaws to own its current properties and to conduct its business as described in the Prospectus as amended and supplemented in relation to the Designated Securities.

            (iii) The Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

            (iv) The Designated Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Agreement and the Pricing Agreement and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment therefor in accordance with the provisions of the Agreement and such Pricing Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms;

            (v) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each other party thereto, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

            (vi) The Indenture has been duly qualified under the Trust Indenture Act;

            (vii) The Designated Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

            (viii) The Registration Statement has been declared effective under the Act; the required filing of the Prospectus as amended and supplemented in relation to the applicable Designated Securities pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission. The Company meets the requirements for use of Form S-3 with respect to the issuance and sale of the Designated Securities;

            (ix) The execution, delivery and performance as of the date of such opinion by the Company of the Agreement and the Pricing Agreement with respect to the Designated Securities and the issuance and sale of the Designated Securities being issued on the date of such opinion do not
         (i) violate the Maryland REIT Law, (ii) violate the Company's Declaration of Trust or Bylaws, (iii) to such counsel's knowledge, violate any applicable law, rule, regulation, order, judgment or decree of any Maryland agency or court, or (iv) breach or constitute a default under the agreements listed in Schedule A-1 to the Agreement (other than with respect to the compliance by the Company with the financial and numerical covenants contained therein, as to which such counsel need express no opinion);

            (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; if applicable, the Rule 434 Prospectus complies as to form in all material respects with the requirements of Rule 434 under the Act;

            (xi) The documents incorporated by reference in the Prospectus as amended and supplemented in relation to the applicable Designated Securities (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

            (xii) Except for such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and the Trust Indenture Act, and except for consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or real estate syndication laws (as to which such counsel need express no opinion) in connection with the offer and sale of the Designated Securities, no consent, approval, authorization or order of, or filing or registration with, the Commission or any Maryland court or governmental agency or body is required to be obtained or made by the Company for the issuance of the Designated Securities or the performance as of the date of such opinion of the obligations contained in the Designated Securities and in the Agreement and the Pricing Agreement by the Company;

            The opinion of Shaw Pittman LLP shall also state that on the basis of its activities as counsel to the Company in connection with the Registration Statement and the Prospectus that no facts have come to such counsel's attention which have caused them to believe that (i) the Registration Statement or any amendments thereto, as of their respective effective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus as amended and supplemented, or any further amendments or supplements thereto, as of their respective issue dates or as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) there are any legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries that are required to be disclosed in the Registration Statement or the Prospectus as amended and supplemented, other than those disclosed therein; provided that in making the foregoing statements (which shall not constitute an opinion), such counsel need not express any view as to the financial statements and supporting schedules and other financial information and data included in or omitted from the Registration Statement or the Prospectus as amended and supplemented;

Qualifications to the Opinion:

   o In rendering such opinions, counsel may rely as to matters of fact on representations of the Company made in the Agreement and the Pricing Agreement, certificates of responsible officers of the Company and public officials.

   o The enforceability of the documents referred to in the opinion may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, voidable preference, rearrangement, liquidation, conservatorship or other similar laws relating to, or affecting the enforcement of, creditors' rights and remedies generally, now or hereafter in effect.

   o The enforceability of any or all of the provisions of the documents referred to in the opinion is subject to such laws, legal and equitable principles, principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), principles of public policy, statutory provisions, procedural requirements and/or exercise of judicial discretion as may limit the specific enforcement or existence of certain rights or remedies of the party seeking to enforce them.

   o The enforceability of any or all of the provisions of the documents referred to in the opinion may be limited to the extent that (i) remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the party seeking to enforce the provision or provisions of such documents, or (ii) a court concludes that it would be unreasonable or unconscionable to enforce such documents.

   o Counsel need not express any opinion as to the validity or enforceability of (i) the indemnification and contribution provisions of the documents referred to in the opinion, to the extent that the validity or enforceability of such provisions may be limited by the federal securities laws, (ii) the severability provisions contained in such documents, or
      (iii) the choice-of-law provisions contained in such documents as to which laws shall be deemed to govern. The validity or enforceability of such documents may also be limited by the exercise of judicial discretion regarding the entitlement to attorneys' fees and other costs.

   o Such counsel's opinions shall be based upon and are limited to the relevant laws of the United States of America, the Maryland REIT Law and the Maryland General Corporation Law, in each case excluding the choice of law provisions thereof, except that the opinions rendered in paragraphs
      (iv) and (v) above, to the extent that they address enforceability of the documents referred to therein or the effect of New York law, are also based upon and are limited to the laws of the State of New York, excluding the choice of law provisions thereof. Such counsel need not render any opinion with respect to the law of any other jurisdiction or any opinion as to whether a federal or state court outside of the State of New York would give effect to the choice of New York law provisions in such documents.

   o Such counsel's opinions as to the qualification and good standing of the Company or SRI may be based solely upon good standing certificates with respect to such entities issued by the applicable state regulatory authority or authorities, and may be rendered as of the date of the applicable certificate.

   o Any references herein to our knowledge or words of similar effect shall mean that, in the course of our representation of the Company, no information has come to the attention of our attorneys who have performed substantive legal services in connection with this transaction that gives such attorneys actual current knowledge that any such opinions are not accurate. In rendering the opinion, we have not undertaken any independent investigation relating to such matters or communicated the details of this transaction to all of our attorneys who may have performed services for the Company or any other person or entity.

   o Except as agreed by counsel in writing, the opinion shall be solely for the benefit of the addressees thereof and may be relied upon solely by such addressees for the purposes for which it is being furnished. Notwithstanding the foregoing, Sidley Austin Brown & Wood LLP, counsel to the Underwriters, may rely on the opinion as to all matters of the Maryland REIT Law and the Maryland General Corporation Law. Without counsel's express permission, the opinion letter may not be used, circulated, quoted or otherwise referred to for any purpose except as stated therein.

                                                                 SCHEDULE A-1

      Indenture dated December 13, 1993, related to the Company's 7.48% Debentures due August 15, 2026; 8 7/8% Senior Notes due January 15, 2000; 8% Notes due April 21, 2002; 6 5/8% Notes due 2005; 6.82% Medium Term Notes due August 1, 2027; 6.74% Medium Term Notes due March 10, 2004; and 6.99% Medium Term Notes due March 10, 2006, filed with the Commission on December 13, 1993 as Exhibit 4(a) to the Company's Registration Statement on Form S-3 (File No. 33-51029).

      Indenture dated September 1, 1998 related to the Company's 8.75% Notes due December 1, 2009 filed as Exhibit 4(a) to the Company's Registration Statement on Form S-3 (File No. 333-63619).

      Credit Agreement Dated as of December 19, 1997, and as subsequently amended, by and among the Company, as Borrower, The Financial Institutions Party Thereto and Their Assignees Under Section 13.5.(a), as Lenders, Corestates Bank, N.A., as Syndication Agent, First Union National Bank, as Administrative Agent and as Arranger, and Wells Fargo Bank, as Documentation Agent and as Co-Arranger.

      Term Loan Agreement, dated as of December 22, 1998, and as subsequently amended, by and among the Company, as Borrower, the Financial Institutions Party Thereto and Their Assignees Under Section 13.5.(d), as Lenders, Commerzbank Aktiengesellschaft, New York Branch as Syndication Agent, PNC, National Association, as Administrative Agent and Fleet National Bank, as documentation agent.

      Building Loan Agreement, dated as of April 17, 2001, and as subsequently amended, by and among FRIT San Jose Town and Country Village LLC, San Jose Residential, Inc. and SRI jointly and severally as Borrower, Commerzbank AG, New York Branch, Fleet National Bank, Bayerische Hypo-Und Vereinsbank AG, New York Branch and the Other Lenders named therein.

                                                                       ANNEX I

                                Pricing Agreement

                                                             [o], 2002


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
COMMERZBANK CAPITAL MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
BMO NESBITT BURNS CORP.
FLEET SECURITIES, INC.
HVB CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC
PNC CAPITAL MARKETS, INC.
  c/o Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated

  4 World Financial Center
  New York, New York 10080

Ladies and Gentlemen:

         Federal Realty Investment Trust, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November [o], 2002 (the "Underwriting Agreement"), between the Company on the one hand and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Wachovia Securities, Inc., Commerzbank Capital Markets Corp., Banc of America Securities LLC, BMO Nesbitt Burns Corp., Fleet Securities, Inc., HVB Capital Markets, Inc., Wells Fargo Brokerage Services, LLC and PNC Capital Markets, Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedules II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives pursuant to Section 12 of the Underwriting Agreement is Merrill Lynch, Pierce, Fenner & Smith Incorporated, and the Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities (as defined in Schedule II hereto) set forth opposite the name of such Underwriter in Schedule I hereto.

         The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

         This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, on behalf of each of the Underwriters, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                Very truly yours,

                                FEDERAL REALTY INVESTMENT TRUST

                                By:
                                    -----------------------------------------
                                    Name:
                                    Title:

Accepted as of the date hereof:


MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
COMMERZBANK CAPITAL MARKETS CORP.
BANC OF AMERICA SECURITIES LLC
BMO NESBITT BURNS CORP.
FLEET SECURITIES, INC.
HVB CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC
PNC CAPITAL MARKETS, INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

By:
    ------------------------------------
    Name:
    Title:

                                   SCHEDULE I

                                                               Principal Amount of
             Underwriter                                      Designated Securities
             -----------                                      ---------------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                                         $   XX,XXX,XXX
Salomon Smith Barney Inc.                                            XX,XXX,XXX
Wachovia Securities, Inc.                                            XX,XXX,XXX
Commerzbank Capital Markets Corp.                                    XX,XXX,XXX
Banc of America Securities LLC                                       XX,XXX,XXX
BMO Nesbitt Burns Corp.                                              XX,XXX,XXX
Fleet Securities, Inc.                                               XX,XXX,XXX
HVB Capital Markets, Inc.                                            XX,XXX,XXX
Wells Fargo Brokerage Services, LLC                                  XX,XXX,XXX
PNC Capital Markets, Inc.                                        --------------
         Total                                                   $  150,000,000
                                                                    ===========

                                   SCHEDULE II

Title of Designated Securities:

         [o]% Notes due November [o], 20[o]

Aggregate principal amount:

         $[o]

Price to Public:

         % of the principal amount of the Designated Securities, plus accrued interest from November [o], 2002 to November [o], 2002

Purchase Price by Underwriters:

         [o]% of the principal amount of the Designated Securities, plus accrued interest from November [o], 2002 to November [o], 2002

Specified funds for payment of purchase price:

         Wire transfer of immediately available funds

Indenture:

         Indenture dated as of September 1, 1998, between the Company and Wachovia Bank, National Association (formerly, First Union National
         Bank), as Trustee

Maturity:

         [o], 20[o]

Interest Rate:

         [o]%

Interest Payment Dates:

         [o] and [o], commencing [o], 2003

Redemption Provisions:

         The Designated Securities may be redeemed at any time, in whole or in part, at a redemption price as described in the Prospectus Supplement

Sinking Fund Provisions:

     None

Defeasance provisions:

         The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Time of Delivery:

         November [o], 2002

Closing Location:

         Sidley Austin Brown & Wood LLP
         787 Seventh Avenue
         New York, New York 10019

Names and addresses of Representatives:

     Designated Representatives:

         Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Salomon Smith Barney Inc., Wachovia Securities, Inc., Commerzbank Capital Markets Corp., Banc of America Securities LLC, BMO Nesbitt Burns Corp., Fleet Securities, Inc., HVB Capital Markets, Inc., Wells Fargo Brokerage Services, LLC and PNC Capital Markets, Inc.

     Address for Notices, etc.:

         c/o Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
         4 World Financial Center
         New York, New York 10080
         Attn: [[o]]

[Other Terms]*:



-----------
         *A description of particular tax, accounting or other unusual features (such as the addition of event risk provisions) of the Securities should be set forth, or referenced to an attached and accompanying description, if necessary to ensure agreement as to the terms of the Securities to be purchased and sold. Such a description might appropriately be in the form in which such features will be described in the Prospectus Supplement for the offering.

                                                                     ANNEX II

                   CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
             PURSUANT TO SECTION 7(f) OF THE UNDERWRITING AGREEMENT

         I, Steven J. Guttman, the Chairman, Chief Executive Officer and Trustee, and I, Larry E. Finger, the Senior Vice President and Chief Financial Officer, of Federal Realty Investment Trust, certify that:

         1. the Annual Report on Form 10-K for the year ended December 31, 2001, and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (collectively, the "Reports"), fully comply with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

         2. the information contained in each Report fairly presents, in all material respects, the financial condition and results of operations of Federal Realty Investment Trust as of its date of filing with the Securities and Exchange Commission.

November ____, 2002



                                             ------------------------------
                                             Steven J. Guttman
                                             Chairman, Chief Executive Officer
                                             and Trustee


                                             ------------------------------
                                             Larry E. Finger
                                             Senior Vice President and Chief
                                             Financial Officer

                                                                    ANNEX III



                                                                                Company's Direct or Indirect
FEDERAL REALTY INVESTMENT TRUST                                                     Ownership Interest
-------------------------------                                                     ------------------
FR Associates Limited Partnership ("FR")                                               99%
     Andorra Associates                                                                99% (1% FR)
     Governor Plaza Associates                                                         99% (1% FR)
     Shopping Center Associates                                                        99% (1% FR)
     Berman Enterprises II Limited Partnership                                         99% (1% FR)
FRIT Escondido Promenade, LLC                                                          70%
FRIT Leasing & Development Services, Inc.                                              100% voting stock
Congressional Plaza Associates                                                         55.7065%
FR Pike 7 Limited Partnership (DownREIT)                                               99%
Federal Realty Partners L. P. (Master DownREIT- 476,669 units outstanding - 264,952    40 units (FedRP Inc.)
     units have been redeemed)                                                         40 units (FRLP Inc.)
Federal Realty Partners, Inc.                                                          100% voting stock
     Loehmann's Plaza Limited Partnership (DownREIT - 250,000 units outstanding)       60,000 units (FedRP Inc.)
FRLP, Inc.                                                                             100% voting stock
FR Leesburg Plaza, LLC                                                                 100%
     FR Leesburg Plaza, LP (DownREIT-352,500 total units issued - 7,816 units have     214,500 units (LLC)
     been redeemed)
FRIT Property Services, Inc. (f/k/a Terranomics Retail Services, Inc. f/k/a TRS        100% nonvoting stock
     Acquisition, Inc.)
Ravenswood Development Services, Inc.                                                  100% nonvoting stock
Federal Realty Management Services, Inc.                                               100% voting stock
FR Federal Plaza, Inc.                                                                 100% voting stock
     FR Federal Plaza, LLC                                                             100% (FedPlaza Inc.)
Street Retail, Inc.                                                                    100% voting stock

STREET RETAIL, INC. ("SRI")
---------------------------

SRI Old Town, LLC                                                                      100%
Street Retail Forest Hills I, LLC                                                      100%
Street Retail Forest Hills II, LLC                                                     100%
Street Retail Tempe I, LLC                                                             85%
Street Retail West GP, Inc. ("SRWGP")                                                  100% voting stock
     Street Retail West I, L.P.                                                        90%  (10% SRI)
     Street Retail West II, L.P.                                                       90%  (10% SRI)
     Street Retail West 3, L.P.                                                        90%  (10% SRI)
     Street Retail West 4, L.P.                                                        90%
     Street Retail West 6, L.P.                                                        90%
     Street Retail West 7, L.P.                                                        90%
     Street Retail West 10, L.P.                                                       90%


Street Retail San Antonio, LP                                                          .1% (SRI San Anton)
                                                                                       99.9% (SRI Texas)
SRI San Antonio, Inc. (f/k/a Dim Sum, Inc.                                             100% voting stock
     f/k/a FR Acquisition Holding Co., Inc.)
SRI Texas, Inc.                                                                        100% voting stock
JS&DB, Inc.                                                                            100% voting stock
SRI Holding Company, Inc.                                                              100% nonvoting stock
     Street Retail West 9, L.P.                                                        90%  (SRI Holding)
FRIT San Jose Town and Country Village, LLC                                            100%
     San Jose Residential, Inc.                                                        100% nonvoting stock (LLC)
Santana Row Services, Inc.                                                             100% voting
Santana Row ROF, Inc.                                                                  100% voting
     La Rive Gauche San Jose, LLC                                                      37.5%
     Straits Santana Row, LLC                                                          90%
     Blowfish SR, LLC                                                                  30%
     Village Cafe Santana Row, LLC                                                     49%
     Yankee Pier Santana Row, LLC                                                      75%
     Pizza Antica, LLC                                                                 20%

Santana Row Association, a California non-profit mutual benefit corporation


                                       2